UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☐           Definitive Proxy Statement

☐           Definitive Additional Materials

☒          Soliciting Material Under Rule 14a-12

EMRISE CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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On May 11, 2015, EMRISE Corporation issued the following press release.

NEWS
2530 Meridian Parkway Durham, NC 27713 (919) 806-4722 www.emrise.com

EMRISE CORPORATION ANNOUNCES SPECIAL MEETING OF STOCKHOLDERS TO APPROVE SALE OF SUBSTANTIALLY ALL OF ITS ASSETS, A PLAN OF LIQUIDATION AND DISSOLUTION AND RELATED MATTERS

Mails Definitive Proxy Statement and Proxy Card to Stockholders

Urges Stockholders to Vote their Shares “FOR” All Proposals

DURHAM, NC – May 11, 2015 – EMRISE CORPORATION (OTCQB: EMRI), a multi-national manufacturer of defense and aerospace electronic devices and communications equipment (“EMRISE” or the “Company”), today announced that it has scheduled a special meeting of its stockholders (the “Special Meeting”) for Thursday, June 25, 2015 at 11:00 a.m., Eastern Time, at the Double Tree by Hilton Hotel, 128 Frontage Road, Newark, New Jersey, 07114, to seek stockholder approval of the Company’s previously announced agreement to sell its electronic devices business unit to Data Device Corporation, which constitutes substantially all of its assets (the “Transaction”), a plan of liquidation and dissolution (the “Plan of Dissolution”), and related matters.  The Company also announced today that it has commenced mailing of definitive proxy materials to its stockholders relating to the Special Meeting.

Stockholders of record of the Company as of the close of business on May 8, 2015 are entitled to vote at the Special Meeting.

STOCKHOLDERS ARE ENCOURAGED TO READ CAREFULLY THE PROXY STATEMENT AND ITS ANNEXES AND THE NOTICE OF SPECIAL MEETING FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WHEN THEY BECOME AVAILABLE, BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION REGARDING THE COMPANY AND THE MATTERS TO BE VOTED ON AT THE SPECIAL MEETING.

If stockholders approve the Transaction and the Plan of Dissolution, the Company intends to file a Certificate of Dissolution with the Delaware Secretary of State as soon as practicable following the closing of the Transaction. Upon the Company’s filing of a Certificate of Dissolution with the Delaware Secretary of State, the winding up, liquidation and dissolution of the Company pursuant to the Plan of Dissolution will commence. From and after the end of trading on the date the Company files a Certificate of Dissolution with the Delaware Secretary of State, the Company will close its stock transfer books, after which it will not be possible for stockholders to trade the Company’s stock.

The Company plans to distribute, in an initial distribution (with potential subsequent distributions thereafter), cash from the Transaction, subject to a contingency reserve for remaining costs and liabilities, after the filing of a Certificate of Dissolution with the Delaware Secretary of State. The amount and timing of the distributions to stockholders will be determined by the Company’s Board of Directors (the “Board”) in its discretion, subject to the provisions of the Plan of Dissolution. As further discussed in the proxy statement being mailed to stockholders, the Board anticipates that the amount of the initial distribution to stockholders from the Transaction will be approximately $0.95 to $1.00 per share of the Company’s common stock.  Subsequent distributions from the sale of the Company’s remaining assets, including the sale of the Company’s communications equipment business unit, will be made in such amounts and at such times as determined by the Board in its discretion in accordance with the Plan of Dissolution.  However, there can be no assurance as to the timing and amount of distributions to stockholders, even if all of the Company’s remaining assets are sold, because there are many factors, some of which are outside of the Company’s control, that could affect the Company’s ability to make such distributions.

The Board has unanimously approved the Transaction and the dissolution of the Company pursuant to the Plan of Dissolution, in each case as being in the best interests of the Company and its stockholders.   The Board recommends that stockholders vote “FOR” each of these proposals and “FOR” the other related proposals set forth in the proxy statement.

Every vote is extremely important, regardless of the number of shares owned.   Whether or not stockholders plan to attend the Special Meeting, the Company asks that stockholders promptly sign, date and return the proxy card enclosed with the Proxy Statement in the envelope provided, or submit their proxy by telephone or over the internet (if those options are available) in accordance with the instructions on the proxy card.  If shares of common stock are held in “street name” by a broker, bank or other nominee, stockholders will need to instruct their broker, bank or other nominee on how to vote their shares of common stock using the instructions provided by their broker, bank or other nominee.

Investors and stockholders may obtain a free copy of the proxy statement and other documents filed by the Company at the SEC’s website at www.sec.gov. If stockholders have any questions about the proposed transactions or about how to vote their shares, or need a free copy of the proxy statement and such other documents, stockholders may also contact the Company’s proxy solicitor, Georgeson Inc., toll-free at (888) 661-5651.

About EMRISE

EMRISE designs, manufactures and markets electronic devices, sub-systems and equipment for aerospace, defense, industrial and communications markets.  EMRISE products perform key functions such as power supply and power conversion; radio frequency (RF) and microwave signal processing; and network access to public and private communications networks.  The use of its network products in public and private, legacy and latest Ethernet and Internet Protocol (IP) networks is a primary growth driver for the Company's Communications Equipment business units.  The use of its power supplies, RF and microwave signal processing devices and subsystems in on-board In-Flight Entertainment and Connectivity (IFE&C) systems is a primary growth driver for the Company's Electronic Devices business units. EMRISE serves the worldwide base of customers it has built in North America, Europe and Asia through operations in England and France.  For more information on EMRISE, go to www.emrise.com.

EMRISE common stock trades under the symbol EMRI on OTCQB, the venture marketplace for companies that are current in their reporting with a U.S. regulator. Investors can find Real-Time quotes and market information for EMRISE at www.otcmarkets.com.

Forward Looking Statements

Certain statements in this press release and oral statements made from time to time by representatives of EMRISE regarding the Transaction and the dissolution and liquidation of the Company, the approval of matters to be presented to stockholders at a meeting, the timing of the meeting, the liabilities of EMRISE, the net proceeds anticipated to be available for distribution to the Company’s stockholders, the distribution of funds to stockholders and other matters, all of which are based on information currently available to the Company’s management as well as management’s assumptions and beliefs, are forward-looking statements (“forward-looking statements”) within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. For this purpose, any such statements that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements include, without limitation, statements regarding the Company’s expectations, beliefs, or intentions that are signified by terminology such as “subject to,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “can,” the negatives thereof, variations thereon and similar expressions. Such forward-looking statements reflect the Company’s current views with respect to future events, based on what the Company believes are reasonable assumptions; however, such statements are subject to certain risks and uncertainties. Certain of these risks and uncertainties are described in greater detail in EMRISE’s filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or review any forward-looking statements or information, whether as a result of new information, future events or otherwise. The Company undertakes no obligation to comment on analyses, expectations or statements made by third-parties in respect of the Company, the Transaction or the Company’s dissolution and related transactions pursuant to the Plan of Dissolution.

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Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed sale of EMRISE Electronics Ltd., a wholly-owned subsidiary of the Company (“EEL”), and dissolution of the Company. In connection with the proposed sale and dissolution, the Company has filed a proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT, BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by the Company at the SEC’s website at www.sec.gov. The proxy statement and such other documents may also be obtained for free from the Company by directing such request to the Company at 2530 Meridian Parkway, Durham, NC 27713 Attention: Corporate Secretary, or by telephone at (919) 806-4722.

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed sale of EEL and dissolution of the Company. Certain executive officers and directors of the Company have interests in the transactions that may differ from the interests of stockholders generally, including without limitation acceleration of vesting of stock options, restricted stock and other benefits conferred under employment agreements. These interests are described in the proxy statement. Information concerning the interests of the Company’s participants in the solicitation is set forth in the Company’s proxy statement relating to the transactions.